UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

CASPER SLEEP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39214	46-3987647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Trade Center

175 Greenwich Street, Floor 39

New York, NY 10007

(Address of principal executive offices) (Zip Code)

(347) 941-1871

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	CSPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 30, 2020, Casper Sleep Inc. (the “Company”) announced that it is taking additional measures in response to the novel coronavirus (COVID-19) pandemic. The Company has extended the closure of all of its retail stores in North America. In addition, the Company has implemented an employee furlough program that will apply to the Company’s retail employees. The furlough period for the Company’s non-exempt and exempt (as classified under the Fair Labor Standards Act) retail employees will begin on April 6, 2020 and April 13, 2020, respectively. The Company is continuing to provide its furloughed employees with wages and salary, as applicable, until the effective date of the respective furlough period, as well as certain incentive compensation. Employees subject to the furlough program will also continue to receive their currently-enrolled health and other benefits in accordance with the terms of the respective plans. The Company’s retail store closures and employee furloughs will continue until operations can safely and responsibly resume in accordance with guidance from applicable government and public health officials.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPER SLEEP INC.

Date: March 30, 2020	By:	/s/ Jonathan Truppman
Jonathan Truppman
General Counsel and Secretary